Exhibit 4.5

RIGHTNOW TECHNOLOGIES, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

This Amendment to Amended and Restated Investors’ Rights Agreement (the “Amendment Agreement”) is entered into as of October 19, 2001, by and among RightNow Technologies, Inc., Delaware corporation (the “Company”), certain holders of Series A Preferred Stock of the Company (the “Series A Investors”), certain holders of Series B Preferred Stock of the Company (the “Series B Investors”) as listed on the signature page hereto (collectively the “Investors” and individually an “Investor”) and Mitsui & Co., Ltd. (“Mitsui”).

Recitals

A.                                   In connection with the prior issuance of its outstanding Series A Preferred Stock (the “Series A Preferred Stock”) to the Series A Investors, the Company entered into the Investors’ Rights Agreement dated as of December 13, 1999 (the “Original Investors’ Rights Agreement”) pursuant to which the Company granted the Series A Investors certain registration, first refusal, information and other rights.

B.                                     In connection with the prior issuance of its outstanding Series B Preferred Stock (the “Series B Preferred Stock”) to the Series B Investors, the Series A Investors and the Series B Investors entered into the Amended and Restated Investors Rights Agreement dated as of December 14, 2000 (the “Amended and Restated Investors’ Rights Agreement”).

C.                                     The Company and Mitsui and Robert J. Ryan (“Ryan”) are parties to a Series B Preferred Stock Purchase Agreement dated as of October 19, 2001 (the “Mitsui Agreement”) , pursuant to which the Company shall issue and sell and aggregate of 343,334 shares of its Series B Preferred Stock to Mitsui and Ryan.

D.                                    The execution of this Amendment Agreement is a condition to the closing of the transactions contemplated by the Series B Agreement.

E.                                      The Company, the Series A Investors, the Series B Investors and Mitsui wish to enter into this Amendment Agreement to amend the Amended and Restated Investors’ Rights Agreement to include Mitsui as a party to such agreement.

F.                                      Capitalized terms not otherwise defined herein shall have the meanings assigned to those terms in the Amended and Restated Investors’ Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.                                      Amendment of Amended and Restated Investors’ Right Agreement to Make Mitsui a Party.

(a)                                  The Amended and Restated Investors’ Rights Agreement  is hereby amended to provide that Mitsui is specifically included within the definition of the terms (i) “Series B Investors,” (ii) “Investors” or “Investor” and (iii) “Holder” and the shares of Series B Preferred Stock (and the shares of common stock of the Company issuable or issued upon conversion of such shares of Series B Preferred Stock being purchased by Mitsui) being purchased by Mitsui are specifically included in the definition of “Registrable Securities,” in all cases as such terms are defined in the Amended and Restated Investors’ Rights Agreement.

(b)                                 Exhibit A to the Amended and Restated Investors’ Rights Agreement is hereby amended to add the following under the caption “Series B Investors”:

Mitsui & Co, Ltd.
Address: 2-1 Ohtemachi 1-Chome
Cyidyoda-ku, Tokyo 100-0004
Fax:81.3.3233.2150

2.                                      Consent to Amendment Agreement.  In accordance with Section 6.7 of the Amended and Restated Investors’ Rights Agreement, the Company and the holders of not less than a majority of the Registrable Securities hereby consent to the amended to the Amended and Restated Investors’ Rights Agreement as contemplated by this Amendment Agreement.

3.                                      Waiver of Rights under Amended and Restated Investors’ Rights Agreement.  In connection with the issuance of the shares of Series B Preferred Stock to Mitsui and in accordance with Section 4 of the Amended and Restated Investors’ Rights Agreement, the undersigned, representing not less than a majority of the Registrable Securities, hereby waive notice of and any right of first refusal granted to the Holders of the Registrable Securities pursuant to Section 4.1 of the Amended and Restated Investors’ Rights Agreement.

4.                                      General Provisions.

(a)                                  Except for the amended provisions described herein, all other terms and provisions of the Amended and Restated Investors’ Rights Agreement continue in full force and effect according to the provisions thereof and all references therein to such Amended and Restated Investors’ Rights Agreement shall henceforth refer to the Amended and Restated Investors’ Rights Agreement as amended by this Amendment Agreement.  This Amendment Agreement shall be deemed incorporated into, and a part of, the Amended and Restated Investors’ Rights Agreement.

(b)                                 The titles of the paragraphs and subparagraphs of this Amendment Agreement are for convenience of reference only and are not to be considered in construing this Amendment Agreement.

(c)                                  This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(d)                                 This Amendment Agreement and the Amended and Restated Investors’ Rights Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date set forth in the first paragraph hereof.

COMPANY:
RIGHTNOW TECHNOLOGIES, INC.

By:	/s/ GREG R. GIANFORTE
Greg R. Gianforte, Chief Executive Officer

MITSUI:

MITSUI & CO., LTD.

By:	/s/ KENICHI YAMAMOTO
Kenichi Yamamoto, General Manager

INVESTORS:

SUMMIT ACCELERATOR FUND, L.P.

By:	/s/ GREGORY M. AVIS
SUMMIT ACCELERATOR PARTNERS, L.L.C. Its General Partner

By:	/s/ GREGORY M. AVIS
Summit Accelerator Management, L.P., A Member

By:	/s/ GREGORY M. AVIS
Summit Accelerator Management, L.L.C. Its General Partner

By:	/s/ GREGORY M. AVIS
A Managing Member

SUMMIT ACCELERATOR FUND, L.P.

By:	/s/ GREGORY M. AVIS
SUMMIT ACCELERATOR PARTNERS, L.L.C. Its General Partner

By:	/s/ GREGORY M. AVIS
Summit Accelerator Management, L.P. A Member

By:	/s/ GREGORY M. AVIS
Summit Accelerator Management, L.L.C. Its General Partner

By:	/s/ GREGORY M. AVIS
A Managing Member

SUMMIT ACCELERATOR FUND, L.P.

By:	/s/ GREGORY M. AVIS
SUMMIT ACCELERATOR PARTNERS, L.L.C. Its General Partner

By:	/s/ GREGORY M. AVIS
Summit Accelerator Management, L.P. A Member

By:	/s/ GREGORY M. AVIS
Summit Accelerator Management, L.L.C.
Its General Partner

By:
A Managing Member

GREYLOCK IX LIMITED PARTNERSHIP

By:	Greylock IX GP Limited Partnership, its general partner

By:	/s/ DONALD A. SULLIVAN
Donald A. Sullivan, Administrative Partner

GREYLOCK X LIMITED PARTNERSHIP

By:	Greylock X GP Limited Partnership, its general partner

By:	/s/ DONALD A. SULLIVAN
Donald A. Sullivan, Administrative Partner

GREYLOCK X-A LIMITED PARTNERSHIP

By:	Greylock X GP Limited Partnership, its general partner

By:	/s/ DONALD A. SULLIVAN
Donald A. Sullivan, Administrative Partner

/s/ ROBERT J. RYAN
Robert J. Ryan

/s/ GREG R. GIANFORTE
Greg R. Gianforte

/s/ WILLIAM J. LANSING
William J. Lansing

/s/ MARGARET L. TAYLOR
Margaret L. Taylor

/s/ SUSAN J. CARSTENSEN
Susan J. Carstensen